As filed with the Securities and Exchange Commission on July 23, 2015

Registration Statement No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	2100	84-1070932
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

 3001 Griffin Road

Dania Beach, Florida 33312

(888) 766-5351

(Address and telephone number of registrant’s principal executive offices)

Jeffrey Holman

Chief Executive Officer

Vapor Corp.

3001 Griffin Road

Dania Beach, Florida 33312

(888) 766-5351

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian S. Bernstein	Ralph V. De Martino
Michael D. Harris	Cavas S. Pavri
Nason, Yeager, Gerson, White & Lioce, P.A.	Schiff Hardin LLP
1645 Palm Beach Lakes Blvd., Suite 1200	901 K Street, NW Suite 700
West Palm Beach, Florida 33401	Washington, DC 20001
(561) 686-3307	(202) 778–6400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-204599

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(7)	Amount of Registration Fee (2)
Units, each consisting of one-fourth share of Series A Convertible Preferred Stock, par value $0.001 per share, and Series A Warrants, each to purchase one share of Common Stock (3)	$6,800,000	790.00
Series A Convertible Preferred Stock, par value $0.001 per share (4)
Shares of Common Stock underlying the Series A Convertible Preferred Stock (4)(5)
Series A Warrants, each to purchase one share of Common Stock (6)
Shares of Common Stock underling the Series A Warrants (3)	$3,040,000	353.25
Representative’s Unit Purchase Option to purchase Units (6)
Units underlying the Unit Purchase Option	$425,000	49.39
Series A Convertible Preferred Stock underlying Units underlying the Unit Purchase Option (4)
Shares of Common Stock underlying the Series A Convertible Preferred Stock underlying Units underlying the Unit Purchase Option (4)(5)
Series A Warrants underlying Units underlying the Unit Purchase Option (6)
Shares of Common Stock underlying the Series A Warrants underlying Units underlying the Unit Purchase Option (3)	$152,000	17.66
Total Registration Fee	$10,417,000	$1,210.46

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.

(3)	Estimated pursuant to Rule 457(a) under the Securities Act.

(4)	No registration fee pursuant to Rule 457(i) under the Securities Act.

(5)	Pursuant to Rule 416 under the Securities Act, the shares of Common Stock registered hereby also include an indeterminate number of additional shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or similar transactions.

(6)	No registration fee pursuant to Rule 457(g) under the Securities Act.

(7)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-204599), as amended (the “Initial Registration Statement”), is hereby registered. The registrant previously registered securities with a proposed aggregate offering price of $132,947,500.00 on the Initial Registration Statement for which a filing fee of $15,448.50 was previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933 and includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the independent registered public accounting firms. This registration statement relates to our registration statement on Form S-1 (File No. 333-204599), as amended, including the exhibits thereto (the “Initial Registration Statement”), initially filed by the Company on June 1, 2015 and declared effective by the Securities and Exchange Commission (the “Commission”) on July 23, 2015. We are filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price of Units and Units underlying the Unit Purchase Option offered by us (as well as the maximum offering price of the warrants included in the foregoing Units). Pursuant to Rule 462(b), the contents of the Initial Registration Statement are incorporated by reference into this registration statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dania Beach, State of Florida, on July 23, 2015.

Vapor Corp.

By:	/s/ Jeffrey Holman
Jeffrey Holman
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Holman	Principal Executive Officer and Director	July 23, 2015
Jeffrey Holman

/s/ James Martin	Chief Financial Officer (Principal Financial Officer) and	July 23, 2015
James Martin	Chief Accounting Officer (Principal Accounting Officer)

/s/ Gregory Brauser	Director	July 23, 2015
Gregory Brauser

Director
William Conway III

/s/ Daniel MacLachlan	Director	July 23, 2015
Daniel MacLachlan

Director
Nikhil Raman

II-1

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1*	Opinion Regarding Legality

23.1*	Consent of Marcum LLP

23.2*	Consent of RBSM LLP

23.3	Consent of Nason, Yeager, Gerson, White & Lioce, P.A. (contained in Exhibit 5.1)

* Filed herewith.